UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 31, 2005

ANIMAS CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	000-50674 (Commission File Number)	23-2860912 (I.R.S. Employer Identification No.)

200 LAWRENCE DRIVE, WEST CHESTER, PA (Address of principal executive offices)	19380 (Zip Code)

Registrant’s telephone number, including area code: (610) 644-8990

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

In connection with the appointment of Eric Schwartz as General Counsel of Animas Corporation (the “Company”), the Company entered into a letter agreement with Mr. Schwartz (“Agreement), effective as of May 31, 2005, which provides for an initial annual salary of $195,000 per year. The Agreement further provides for an annual bonus opportunity of up to 35% of his base salary, with $20,000 of such annual bonus guaranteed for 2005. The Agreement also provides for a grant, as of the effective date of the Agreement, of an option to purchase 20,000 shares of the Company’s common stock at an exercise price equal to the price per share of the Company’s common stock as of the effective date of the Agreement. The options will vest over three years with 30% vesting at the end of the first year and 35% vesting at the end of the second year and at the end of the third year.

The Agreement further provides for the Company to reimburse Mr. Schwartz for his relocation expenses up to $25,000 and that as a condition to Mr. Schwartz’s employment with the Company, he must sign a Confidentiality and Restrictive Covenant Agreement, which states that for a period of one year after termination of his employment, Mr. Schwartz agrees not to compete with the Company.

Mr. Schwartz has also signed a Change of Control Agreement with the Company that contains provisions that will be triggered in the event of a change of control of the Company. Upon a change of control, Mr. Schwartz will receive accelerated vesting on 24 months of his then-unvested stock options. In the event that Mr. Schwartz’ employment is terminated for certain reasons during the period commencing 30 days before or one year after the date of a change of control, Mr. Schwartz is entitled to receive a lump sum payment equal to one year of his then-current base salary. In addition, in the event that Mr. Schwartz has remained employed from the consummation of a change of control through the one-year anniversary of such change of control, Mr. Schwartz is entitled to receive a lump sum payment equal to one year of his then-current base salary. The Change of Control Agreement terminates if a change of control does not occur on or before December 31, 2006. The form of the Change in Control Agreement has previously been filed with the Securities Exchange Commission as Exhibit 10.15 to the Company’s Registration Statement on Form S-1/A filed April 2, 2004.

A copy of the Agreement is attached to this report on Form 8-K as Exhibits 10.1 and is incorporated by reference into this report.

Item 9.01 Financial Statements and Exhibits.

     (c) Exhibit

     The following letter agreement is included as an exhibit to this report furnished under Item 1.01:

Exhibit No.	Description
10.1	Letter Agreement effective as of May 31, 2005 between the Company and Eric Schwartz

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Animas Corporation
DATE: June 7, 2005	By:	/s/ Richard Baron
Richard Baron
Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Letter Agreement effective as of May 31, 2005 between the Company and Eric Schwartz